                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
         THE SECURITIES AND EXCHANGE ACT OF 1934 (AMENDMENT NO.________)

Filed by the registrant [X]       Filed by a party other than the registrant [_]

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Check the appropriate box:

[X] Preliminary proxy statement
[_] Definitive proxy statement
[_] Definitive additional materials
[_] Soliciting material pursuant to sec.240.14a-11(c) or sec.240.14a-12
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))

                            SPEIZMAN INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    (2)  Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount of which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
    (5)  Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing party:

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    (4) Date filed:

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

                            SPEIZMAN INDUSTRIES, INC.

                                701 Griffith Road
                         Charlotte, North Carolina 28217

    ------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 19, 2001
    ------------------------------------------------------------------------

To the Stockholders of Speizman Industries, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Speizman Industries, Inc. (the "Company") will be held on Monday, November 19, 2001, at 9:00 a.m., at the principal executive offices of the Company located at 701 Griffith Road, Charlotte, North Carolina, for the following purposes:

     1. To elect a Board of Directors of five directors to serve until the Company's 2002 Annual Meeting of Stockholders and until their successors are elected and qualified;

     2. To amend the Company's Certificate of Incorporation to reduce the number of authorized shares of its Common Stock from 20,000,000 to 12,000,000; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment hereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on October 5, 2001 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

     Regardless of whether you expect to attend the Annual Meeting, you are requested to complete, date and sign the enclosed proxy and return it promptly in the envelope provided. No postage is required for mailing in the United States. Your prompt response will assure that a quorum is present at the Annual Meeting and save the Company the expense of further solicitation of proxies. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                      By order of the Board of Directors,


                                      JOHN C. ANGELELLA
                                      Secretary and Chief Financial Officer

Charlotte, North Carolina
October __, 2001

         It is important that you return the accompanying proxy. If you do not return the accompanying proxy to us, or otherwise communicate with us, for a five-year period, North Carolina law requires us to treat all shares of Common Stock held in your name as abandoned property which must be turned over to the State Treasurer's office. It is also important that we have your correct address. The address to which these proxy materials were mailed is the address that we have on file for you. If you would like to make a correction to this address, please contact Ms. Gail Gormly, 701 Griffith Road, Charlotte, North Carolina 28217 (704) 559-5777.

                            SPEIZMAN INDUSTRIES, INC.

                                701 Griffith Road
                         Charlotte, North Carolina 28217

      --------------------------------------------------------------------
                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            HELD ON NOVEMBER 19, 2001
      --------------------------------------------------------------------

                   PROXY SOLICITATION AND GENERAL INFORMATION

         This Proxy Statement is furnished to the stockholders of Speizman Industries, Inc., a Delaware corporation (the "Company"), as of October 5, 2001 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the Company's Annual Meeting of Stockholders to be held on Monday, November 19, 2001, at 9:00 a.m., at the principal executive offices of the Company located at 701 Griffith Road, Charlotte, North Carolina, and at any adjournment thereof (the "Annual Meeting"). The Company expects to mail this Proxy Statement and the enclosed proxy card to the Company's stockholders on or about October ____, 2001.

         Only stockholders of record at the close of business on October 5, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, 3,255,428 shares of the Company's Common Stock, par value $.10 per share ("Common Stock"), were issued and outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters to be presented for action at the Annual Meeting. Stockholders may not cumulate votes in the election of directors.

         The presence of a majority of such shares is required, in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld from any nominee for election as director, abstentions and "broker non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "broker non-vote" occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of the nominees of directors of the Company. Abstentions and broker non-votes will not be counted as voting with respect to the election of the director nominees and, therefore, will not have an effect on the election of the director nominees. The affirmative vote of holders of a majority of the outstanding shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the approval of the proposed decrease in the Company's authorized shares of Common Stock, which requires amending the Company's Certificate of Incorporation. Broker non-votes and abstentions will be counted as voting against the proposed amendment to the Company's Certificate of Incorporation decreasing the its authorized shares of Common Stock.

         The enclosed proxy card is for use at the Annual Meeting if a stockholder does not attend the Annual Meeting in person or wishes to have his shares of Common Stock voted by proxy even if he attends the Annual Meeting. If the enclosed proxy card is properly executed and returned in time to be voted at the Annual Meeting, the shares of Common Stock represented thereby will be voted in accordance with the directions given therein. In the absence of directions to the contrary, the shares of Common Stock so represented will be voted (1) FOR the election of the nominees named as directors named in this Proxy Statement and (2) FOR the amendment to the Company's Certificate of Incorporation to reduce the number of authorized shares of its Common Stock from 20,000,000 to 12,000,000. Any stockholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or an executed proxy having a later date, or by attending the Annual Meeting and electing to vote in person.

         The Company will bear the entire cost of the solicitation of proxies, including the reimbursement of brokers, banks and other record holders of shares of Common Stock for their expenses in forwarding proxy materials to the beneficial owners of such shares. Following the original solicitation of proxies by mail, proxies may be solicited by officers and employees of the Company by telephone, facsimile, telegraph or in person. Such officers and employees will not be additionally compensated for soliciting proxies.

         With respect to the election of directors, any stockholder that has submitted a proxy has a right to withhold authority to vote for any individual nominee or group of nominees to the Board of Directors by writing the name of such individual or group in the space provided on the proxy. The Company does not know of any other business to be brought before the Annual Meeting, but it is intended that as to any such other business the proxies will be voted in accordance with the judgment of the person or persons acting thereunder.

         A copy of the Company's 2001 Annual Report to Stockholders is being furnished herewith to each stockholder of record as of the close of business on the Record Date. The Annual Report to Stockholders, however, is not a part of the proxy solicitation material. Copies of the Company's Annual Report on Form 10-K for the year ended June 30, 2001 will be provided free of charge upon written request to:

                            Speizman Industries, Inc.
                                 P.O. Box 242108
                         Charlotte, North Carolina 28224
                          Attn: Chief Financial Officer

The Company's fiscal year ends on the Saturday closest to June 30 and is named for the year in which it ends. Fiscal 1999 contained 53 weeks and ended on July 3, 1999. Fiscal 2000 and fiscal 2001 each contained 52 weeks and ended on June July 1, 2000 and June 30, 2001, respectively.

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

General

         The Board of Directors has nominated the five persons named below for election as directors at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The Company's bylaws provide that the Board of Directors shall consist of one or more directors and that the Board of Directors has the power to determine the number of directors (when not determined by the stockholders) and to fill vacancies on the Board of Directors. The number of directors is presently fixed at five. Each nominee named below is presently serving as a director of the Company and each nominee has consented to have his name appear as a nominee in this Proxy Statement and to serve as a director of the Company if elected. Should any nominee become unable to serve as a director, shares of Common Stock represented at the Annual Meeting by valid proxies may be voted for the election of such substitute nominee(s) as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve as a director.

         The following information is provided concerning the five nominees for election as directors of the Company:

Robert S. Speizman        Mr. Speizman, 61, has served as President of the
                          Company since November 1976. From 1969 to October
                          1976, Mr. Speizman served as Executive Vice President of the Company. Mr. Speizman has been a director of the Company since 1967 and Chairman of the Board of Directors since July 1987.

William Gorelick          Mr. Gorelick, 66, has served as a director of the
                          Company since March 1993. From May 1956 to June 1991,
                          Mr. Gorelick was employed by Capitol Finance Group,
                          Inc., a consumer finance company, and its subsidiary companies, and served these companies in various capacities including as a director, Treasurer, Secretary, Vice President and President. Since April
                          1991, Mr. Gorelick has served as President and/or a director of CPP Holdings, Inc. and its subsidiary company, Capitol Premium Plan, Inc., an insurance premium finance company in which he has a substantial interest. Since November 1991, Mr. Gorelick has held a substantial interest in, and has served as President, Treasurer, director and/or partner of, Title Insurance Services Corporation, Atlantic Title
                          Insurance Company and Atlantic Assurance Company.
                          These companies underwrite title insurance policies and sell appraisal and abstract services to consumer lenders. In addition, Mr. Gorelick is a partner in several real estate partnerships.

Scott C. Lea              Mr. Lea, 69, has served as a director of the Company
                          since May 1993. Mr. Lea also serves as a director of Lance, Inc. and served as Chairman of its Board of Directors from April 1996 to April 1999. Mr. Lea has been a private investor since January 1992. From
                          January 1972 to December 1991, Mr. Lea was employed by Rexham Industries (formerly Rexham Corp.), a manufacturer of packaging, technical coatings and laminates. While at Rexham, Mr. Lea served in various capacities, including as President, Chief Executive
                          Officer and a director from September 1974 to April
                          1989, and as Chairman of the Board of Directors from April 1989 to December 1991.

Josef Sklut               Mr. Sklut, 72, has served as a director of the
                          Company since 1977. Since his retirement from the Company in November 1998, Mr. Sklut has provided consulting services to the Company on a part-time basis relating to financial and management matters.
                          Prior to his retirement, Mr. Sklut served as Vice
                          President-Finance of the Company from 1978, as Secretary of the Company from 1977 and as Treasurer of the Company from 1969.

Jon P. Brady              Mr. Brady, 59, has served as a director of the
                          Company since May 2001. Mr. Brady has been employed by Brady Distributing Company, a wholesale distribution company in Charlotte, North Carolina, since 1963. He has served as Chief Executive Officer,
                          President and Chairman of the Board of Directors of Brady Distributing Company since 1978. From 1984 to
                          1994, Mr. Brady also served as a director of First
                          Charlotte Bank and Trust Company, and currently is a member of the Centura Bank Charlotte Board of Advisors.

         The Board of Directors recommends a vote FOR the election of the nominees named above.

Board Committees and Meetings

         In fiscal 2001, the Board of Directors held four meetings and took action by unanimous written consent 10 times. The Board of Directors presently has a Compensation Committee and an Audit Committee, but has no standing nominating committee. Prior to November 2000, the Board of Directors also had a Stock Option Committee which was combined with the Compensation Committee at that time. The Compensation Committee is responsible for determining the salaries, bonuses and all other compensation of the executive officers of the Company and for administering the Company's equity-based plans. The Audit Committee recommends the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the performance of the independent accountants in the annual audit and in assignments unrelated to the audit and reviews the fees of the independent accountants. The Audit Committee also reviews the scope and results of the audit with the independent accountants, reviews the Company's financial disclosures, reviews with management and the independent accountants the Company's annual operating results and considers the adequacy of the internal accounting procedures and controls. The Audit Committee operates under a written charter adopted by the Board of Directors that is attached as Appendix A to this proxy statement.

         The Audit Committee and the Compensation Committee each currently consists of Mr. Gorelick, Mr. Lea and Mr. Brady. The Stock Option Committee was also comprised of these three Directors. Mr. Gorelick is the Chairman of the Audit Committee and Mr. Lea is the Chairman of the Compensation Committee. The members of the Audit Committee are "independent directors" under the rules of the NASDAQ Stock Market governing the qualifications of members of the Audit Committee. In fiscal 2001, the Audit Committee and the Compensation Committee each held two meetings and the Stock Option Committee met once. In fiscal 2001, all of the directors attended all of the meetings of the Board of Directors and the above committees on which they served.

Compensation of Directors

         Each director who is not an officer or employee of the Company is paid $1,000 for each meeting of the Board of Directors that he attends and is reimbursed for out-of-pocket expenses incurred in connection with attending the meeting.

         Subsequent to his retirement as Vice President-Finance of the Company in November 1998, through fiscal 2001, Mr. Sklut provided consulting services to the Company on a part-time basis with regard to financial and management matters. Under his arrangement with the Company, Mr. Sklut provided the Company consulting services of up to eight hours per week, as requested by the Company, for which he was paid $150 per hour. Under this arrangement, the Company paid Mr. Sklut $35,325 in fiscal 2001. To date in fiscal 2002, the Company has not utilized the services of Mr. Sklut and anticipates that this will continue to be the case for the remainder of the fiscal year.

         The Company has a deferred compensation agreement with Mr. Sklut, which was activated upon his retirement from the Company in November 1998 and which is more fully described in the section "Certain Relationships and Related Transactions."

Compensation Committee Interlocks and Insider Participation

         None of the members of the Company's Compensation Committee is an officer or employee of the Company. No interlocking relationship exists between any member of the Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Report of the Audit Committee

         The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

         As set forth in more detail in the Audit Committee Charter which is attached as Appendix A to this Proxy Statement, the Audit Committee's primary responsibilities include:

         . monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

         . monitor the independence and performance of the Company's independent auditors; and

         . provide an avenue of communication among the independent auditors, management and the Board of Directors.

         The Audit Committee recommends the selection of the Company's independent auditors to the Board of Directors and meets with the Company's independent auditors to discuss the scope and to review the results of the annual audit as well as the results of the independent auditor's quarterly reviews.

         The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Audit Committee met two times during fiscal 2001.

         Each of the directors who serve on this committee is "Independent" for purposes of the National Association of Securities Dealers, Inc.'s listing standards. That is, the Board of Directors has determined that each of the members of the Audit Committee does not have any relationship to the Company that may interfere with the Audit Committee's independence from the Company and its management.

         The Audit Committee has reviewed the Company's consolidated financial statements and met with both management and BDO Seidman, LLP, the Company's independent auditors, to discuss those consolidated financial statements. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles.

         The Audit Committee has received from and discussed with BDO Seidman, LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. The Audit Committee has considered whether the non-audit services provided by BDO Seidman, LLP in fiscal 2001 were compatible with the firm's independence. The Audit Committee has also discussed with BDO Seidman, LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board of Directors approve inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, for filing with the Commission.

                                              Audit Committee
                                              ----------------------------------

                                              WILLIAM GORELICK, CHAIRMAN
                                              SCOTT LEA
                                              JON P. BRADY


                                   PROPOSAL 2:
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Company's Certificate of Incorporation, as amended, authorizes the Company to issue up to 20,000,000 shares of Common Stock and up to 25,000 shares of Preferred Stock. The Company proposes to reduce the number of authorized shares of its Common Stock 20,000,000 to 12,000,000 in order to reduce the amount of the annual franchise tax paid to the State of Delaware, the Company's State of Incorporation. The Company currently has approximately 3,255,428 shares of Common Stock outstanding and has approximately 620,000 shares of Common Stock reserved for issuance pursuant to the Company's stock option plans. Therefore, the Company believes that 12,000,000 shares of Common Stock will be sufficient to satisfy the Company's current obligations and plans.

         The Board of Directors of the Company recommends a vote FOR the approval of the Amendment to the Certificate of Incorporation of the Company.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of the Record Date (or such different date as is indicated below) by (i) each director of the Company, (ii) each person that is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. The stockholders named below have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them, except as expressly disclosed to the contrary. This table is based upon information supplied by officers, directors and principal stockholders of the Company and by Schedules 13G filed with the SEC.

                                                                                      Beneficial Ownership
                                                                            Shares Beneficially      Percent of
Name                                                                               Owned         Shares Outstanding
----                                                                        -------------------  ------------------
Robert S. Speizman                                                             581,010 (1)               17.1%
     701 Griffith Road, Charlotte, NC 28217.................................
P. Donald Mullen ...........................................................    80,150 (2)                2.5
John C. Angelella ..........................................................    63,500 (3)                1.9
Mark A. Speizman ...........................................................   271,550 (4)                8.1
William Gorelick ...........................................................   104,750 (5)                3.2
Scott C. Lea ...............................................................     9,750 (6)                  *
Josef Sklut ................................................................    11,350 (7)                  *
Jon P. Brady ...............................................................        --                     --
Bryan D. Speizman ..........................................................   222,457 (8)                6.6
Barry Blank
     1662 East Camelback Road, Suite 201, Phoenix, AZ ......................   203,400                    6.3
Dimensional Fund Advisors, Inc. ............................................
     1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401 .................   191,500 (9)                5.9
All executive officers and directors as a group (8 persons) ................ 1,122,060(10)               31.4

-----------------

*Less than 1%

(1) Includes an aggregate 141,000 shares of Common Stock subject to presently exercisable options.

(2) Represents 80,000 shares of Common Stock owned of record by Mr. Mullen's spouse and 150 shares of Common Stock owned of record by Mr. Mullen jointly with his spouse.

(3) Includes an aggregate of 50,500 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 2001.

(4) Includes an aggregate of 111,250 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 2001.

(5) Includes an aggregate of 4,750 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 2001.

(6) Represents 5,000 shares of Common Stock owned by a revocable trust of which Mr. Lea and certain of his family members are beneficiaries and an aggregate of 4,750 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 2001.

(7) Includes 600 shares of Common Stock owned of record by Mr. Sklut's spouse, as to which he disclaims beneficial ownership, and an aggregate 750 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 2001.

(8) Includes an aggregate of 111,250 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 2001.

(9) Dimensional Fund Advisors Inc. ("Dimensional") is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned by the Funds. All securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(10) Includes an aggregate of 313,000 shares of Common Stock subject to presently exercisable options.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

         The following table sets forth all compensation for fiscal 1999, 2000 and 2001 earned by the Company's President and other executive officers whose salary and bonus exceeded $100,000 in fiscal 2001and one executive officer who resigned as an executive officer of the Company during fiscal 2001 (and who would otherwise have been in fiscal 2001 among the four most highly compensated executive officers serving at fiscal year end had he not resigned prior to June 30, 2001) (collectively, the "Named Executive Officers"). In accordance with the rules of the SEC, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of the Company's salaried employees, and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table.

                           Summary Compensation Table

                                                                                             Long-Term
                                                                                            Compensation
                                                                                          -----------------
                                                                                              Awards
                                                                                          -----------------
                                                           Annual Compensation               Securities
                                                           -------------------
                                                                              Other Annual   Underlying            All Other
Name and Principal Position             Year        Salary        Bonus       Compensation     Options          Compensation(1)
---------------------------             ----      ---------    -----------   --------------  -------------      --------------
Robert S. Speizman,                     2001      $ 409,420             --            --             --            $ 43,885
  President.........................    2000        396,900             --            --             --              42,733
                                        1999        396,900             --            --             --              42,614
P. Donald Mullen
  President, Wink Davis Equipment       2001        154,731    $     6,510(2)         --                              3,303
  Co., Inc..........................    2000        102,287          9,534(2)         --             --               2,203
                                        1999         65,000             --            --             --               1,300
John C. Angelella
  Vice President-Finance, CFO,          2001        201,923        100,000(3)   $ 82,754(4)      45,000               2,945
  Secretary and Treasurer...........    2000         13,462             --            --         16,500                  --
                                        1999             --             --            --             --                  --
Mark A. Speizman,
  Senior Vice President, Hosiery....    2001        199,321             --            --             --               4,862
                                        2000        160,000             --            --         15,000               4,077
                                        1999        160,000         84,594(2)         --             --               2,690
Bryan D. Speizman,
  Former Senior Vice President,         2001        186,927         11,538(2)         --             --               5,107
  Non-Hosiery Resigned(5)...........    2000        160,000          5,789(2)         --         15,000               3,911
                                        1999        160,000        204,452(2)         --             --               3,552

_____________

(1) Represents for Robert Speizman, the Company's contribution of $5,008, $5,000 and $5,146 in fiscal 1999, 2000 and 2001, respectively, to his account under the Company's 401(k) Profit Sharing Plan and the full amount of premiums paid by the Company for the benefit of Mr. Speizman of $37,606, $37,733 and $38,739 in fiscal 1999, 2000 and 2001, respectively, on split dollar life insurance policies. Represents for Mr. Mullen, contributions by the Company or his account under the Company's 401(k) Profit Sharing Plan. Represents for Mr. Angelella, the Company's contribution of $2,000 to his account under the Company's 401(k) Profit Sharing Plan and insurance premiums of $945 paid by the Company for term life insurance for him. Represents for Mark Speizman, the Company's contribution of $3,985, $3,200 and $1,813 in fiscal 1999, 2000 and 2001, respectively, to his account under the Company's 401(k) Profit Sharing Plan and insurance premiums of $877 paid by the Company for term life insurance or him during each of fiscal 1999, 2000 and 2001. Represents for Bryan Speizman, the Company's contribution of $3,985, $2,709 and $2,430 in fiscal 1999, 2000 and 2001, respectively, to his account under the Company's 401(k) Profit Sharing Plan and insurance premiums of $1,122 paid by the Company for term life insurance for him during each of fiscal 1999, 2000 and 2001.

(2)  Represents sales commissions.

(3) Payment of this bonus was guaranteed by the Company under Mr. Angelella's employment contract.

(4) Includes a relocation allowance of $62,989 and $19,765 to compensate Mr. Angelella for the taxes payable on a portion of this allowance.

(5) In May 2001, Bryan Speizman resigned as an executive officer of the Company and resumed serving as a salesman for the Company.

Stock Options

          The table below contains information concerning the grant of options to purchase shares of Common Stock to each of the Named Executive Officers during fiscal 2001. The percentage of total options granted to employees set forth below is based on an aggregate of 75,000 shares subject to options granted to the Company's employees in fiscal 2001.

          The potential realizable value is calculated based on the term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent the Company's prediction of the price performance of its Common Stock. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the market value on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

                                             Option Grants in Last Fiscal Year

                                                     Individual Grants
                              -------------------------------------------------------------
                               Number of      Percent of                                        Potential Realizable Value at
                              Securities    Total Options                                              Assumed Annual
                              Underlying      Granted To                                               Rates of Stock
                                Options      Employees in     Exercise or       Expiration       Appreciation for Option Term
                                                                                                 ----------------------------
                                                              Base Price
                              Granted(#)     Fiscal Year        ($/Sh)             Date            5%($)          10%($)
                              ----------     -----------        ------             ----            -----          ------
John C. Angelella(1).......     45,000          58.1%            $1.00          11/14/2010        $28,300        $71,718

_____________


(1) Mr. Angelella's option vested in full in September 2001 and has a ten year term from the option grant date, subject to earlier termination if his employment by the Company ceases. The exercise price of the option was equal to the fair market value of the Company's Common Stock on the date of grant. The exercise price may be paid in cash, in shares of the Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same day sale of the purchased shares.

Fiscal Year-End Option Values

          The table below sets forth information for each of the Named Executive Officers with respect to the value of options outstanding as of June 30, 2001. The fair market value of the Common Stock as of June 30, 2001, which was the per share price as quoted on the Nasdaq SmallCap Market, was $1.25.

                                         Fiscal Year-End Option Values

                                                                 Number of Securities
                                                                      Underlying             Value of Unexercised
                                                                 Unexercised Options          In The-Money Options
                                                                  At Fiscal Year-End           At Fiscal Year-End
                                                               -------------------------    -------------------------
Name                                                           Exercisable/Unexercisable    Exercisable/Unexercisable
----                                                           -------------------------    -------------------------
Robert S. Speizman......................................               141,000/0                            --
P. Donald Mullen........................................                    --                              --
John C. Angelella.......................................          5,500/56,000                      $  0/1,125
Bryan D. Speizman.......................................               111,250/0                            --
Mark A. Speizman                                                       111,250/0                            --

Employment Agreements, Termination of Employment Arrangements and Change in Control Arrangements

         Pursuant to the terms of the Company's employment offer letter with John Angelella, as amended, Mr. Angelella is entitled to receive a base annual salary of $200,000 and an annual cash bonus equal to 1% of the Company's consolidated income before taxes and before executive officer bonuses, but after non-executive employee bonuses, provided that such income for the applicable year exceeds 8.33% of the Company's stockholder's equity. The Company also guaranteed Mr. Angelella a cash bonus of $125,000, $25,000 of which was paid in November 2000, $75,000 of which was paid in June 2001 and $25,000 of which was paid in September 2001 and agreed to provide him a relocation allowance of $62,989 and to compensate him for taxes owed by him on a portion of this allowance. In addition, the Company agreed to establish a deferred compensation arrangement commencing in November 2001 for Mr. Angelella at a cost to the Company not to exceed $25,000 per year. In the event Mr. Angelella's employment is terminated without cause or in the event of a change in control of the Company that results in the elimination of his position, he will receive severance pay equal to eight months' salary. Pursuant to the terms of this letter agreement, the Company granted Mr. Angelella options to purchase an aggregate of 61,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant.

         The Company has a deferred compensation agreement with Mr. Sklut, which was activated upon his retirement from the Company in November 1998 and which is more fully described in the section "Certain Relationships and Related Transactions."

         Other than the agreements described above, the Company currently has no employment agreement with any executive officer and has no plan or arrangement with any executive officer which is activated upon his resignation, termination or retirement upon a change in control in the Company.

         Pursuant to the Company's Nonqualified Stock Option Plan and 2000 Equity Compensation Plan, the Compensation Committee of the Board of Directors (which administers such plan) may, in its discretion, and in accordance with the terms of such plan, in the event of a change in control as defined therein, accelerate the exercisability of, and authorize cash settlement payments in respect of, outstanding options under such plan.

Nonqualified Stock Option Plan

         Under the Company's Nonqualified Stock Option Plan ("Stock Option Plan"), 450,000 shares of Common Stock are reserved for issuance upon the exercise of options granted under the Stock Option Plan. The Common Stock subject to an option under the Stock Option Plan is made available from authorized and unissued shares of Common Stock. As of the Record Date, the Company had options outstanding under the Stock Option Plan to purchase an aggregate of 416,600 shares of Common Stock.

         The Stock Option Plan provides for the grant of nonqualified stock options and is administered by the Compensation Committee. The Compensation Committee has the exclusive right to interpret, construe and administer the Plan and to select the persons eligible to receive options. Subject to the foregoing, any employee of the Company, as well as any other person, including directors, may participate in the Stock Option Plan if the Compensation Committee determines such participation is in the best interest of the Company, subject to any limitations as may be provided by applicable law or the Compensation Committee. The Compensation Committee determines the number of shares of Common Stock subject to an option granted under the Stock Option Plan and the form, terms, conditions and duration of each option. The Compensation Committee is given broad discretion to make adjustments to options outstanding under the Stock Option Plan upon any extraordinary event affecting the Company or its financial condition or performance, including, for example, a recapitalization or merger transaction or a change in control or potential change in control of the Company.

         The Stock Option Plan limits to 100,000 the number of shares of Common Stock that are subject to options that can be granted to executive officers of the Company during a 12-month period.

Speizman 2000 Equity Compensation Plan

         Under the Company's 2000 Equity Compensation Plan ("Equity Compensation Plan"), 155,000 shares of Common Stock are authorized for issuance. Awards of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, stock awards, performance shares and other stock-based awards are authorized under the Equity Compensation Plan.

         The Equity Compensation Plan is administered by the Compensation Committee. The Compensation Committee may grant stock appreciation rights, either in connection with stock options or independently. A stock appreciation right provides the holder with the right to receive from the Company a distribution equal to the excess of the fair market value of a specified number of shares of the Common Stock on the date such right is exercised over the aggregate exercise price specified for the stock appreciation right. If the stock appreciation right is connected to a stock option, the holder may surrender the option in exchange for such a distribution. The distribution is made, in the Compensation Committee's discretion, in shares of Common Stock valued at fair market value on the exercise date, in cash or in a combination of cash and Common Stock.

         Generally, no person may be granted options or stock appreciation rights with respect to more than 100,000 shares of Common Stock in any calendar year. However, for his initial year of service, a person may be granted options or stock appreciation rights with respect to 150,000 shares of Common Stock.

         The Compensation Committee may grant restricted stock awards under the Equity Compensation Plan. A restricted stock award will be subject to forfeiture or a repurchase option in our favor in accordance with a vesting schedule determined by the Compensation Committee. The purchase price of restricted stock awarded under the Equity Compensation Plan may be any amount, subject to minimum consideration as may be required by applicable law. Generally, stock is not transferable while it is subject to forfeiture or repurchase.

         The Compensation Committee may grant stock awards under the Equity Compensation Plan in consideration of past or future services without a purchase price. In addition, the Compensation Committee may grant performance shares under the Equity Compensation Plan. The Compensation Committee will determine the purchase price (if any), performance period and performance goals with respect to the grant of performance shares, and it shall determine the form of settlement of performance shares, which may be in shares of Common Stock, in cash or in a combination of cash and Common Stock.

         The Compensation Committee may grant other awards under the Equity Compensation Plan, which awards are valued in whole or in part by reference to, or are otherwise based on, the Common Stock, including without limitation, convertible preferred stock, convertible debentures, exchangeable securities, phantom stock and Common Stock awards or options valued by reference to book value or performance.

Bonus Plans

         Under the Company's Executive Bonus Plan, originally adopted in 1991, Robert Speizman, the Company's President, is entitled to receive an annual cash bonus equal to 10% of the Company's annual consolidated income before taxes, and before any bonus to which Mr. Speizman is entitled under this plan, provided that if such annual income of the Company does not exceed 8.33% for 2001 and 10.33% for fiscal 2002, of the Company's stockholder's equity as of the end of the immediately preceding fiscal year, no bonus is payable.

         In addition, the Company has a bonus plan for Mark Speizman and John Angelella. Bryan Speizman participated in this plan prior to his resignation as an executive officer of the Company. Under this plan, Mark Speizman is entitled to receive an annual cash bonus equal to 8%, and Mr. Angelella is entitled to receive an annual cash bonus equal to 1%, of the Company's consolidated income before taxes and executive officer bonuses, provided that if such annual income of the Company does not exceed 8.33% for 2001 and 10.33% for fiscal 2002, of the Company's stockholder's equity as of the beginning of the fiscal year, no bonuses will be paid. A similar bonus plan exists for Donald Mullen based on the results of the Company's Wink Davis subsidiary.

         No bonuses were paid under any bonus plan of the Company for fiscal
2001.

Report of the Compensation Committee on Executive Compensation

     The Company's compensation program for its executive officers is administered by the Compensation Committee of the Company's Board of Directors. The present members of this committee are Mr. Lea, Mr. Gorelick and Mr. Brady. Mr. Lea is the Chairman of the Compensation Committee. None of these committee members has ever been an officer or employee of the Company.

     Compensation Policy

         The present compensation policies of the Compensation Committee regarding executive officer compensation are designed principally to (i) motivate the Company's executive officers to improve the measure of the Company's financial performance selected by the Compensation Committee, as well as stockholder return on the Common Stock, and (ii) establish a relationship between executive officer compensation on the one hand and such Company performance and stockholder return on the other hand. In implementing these policies, the Company's executive officers are provided, in addition to base salaries, short-term and long-term incentive opportunities, consisting of annual cash bonuses based on the selected measure of the Company's financial performance and options granted under the Company's equity-based plans, respectively. The Compensation Committee believes that the bonus plans in which the Company's executive officers participate motivate them to improve such financial performance and that awards under the Company's equity-based plans motivate the executive officers to improve the stockholder return on the Common Stock.

     Tax Considerations

         The Committee has considered the potential impact of Section 162(m) of the Code. In 1993, the United States Congress adopted Section 162(m) of the Code, which provision places limits on the Company's ability to deduct certain compensation in excess of $1.0 million for any taxable year paid to its executive officers ("Section 162(m)"). The amounts includible in an executive officer's compensation upon the exercise of nonqualified stock options is subject to this limitation. Since the targeted cash compensation of each of the Named Executive Officers is below the $1.0 million threshold and the Board of Directors believes that options granted under the Plan satisfy an exception to the limitation, the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company for fiscal 2001. The Committee believes in retaining flexibility to recognize an executive officer's contribution beyond the deductibility limits if this serves the best interests of the Company and its stockholders. In fiscal 2001, all of the compensation paid to the executive officers qualified for deduction pursuant to Section 162(m) of the Code.

     Base Salaries

         For fiscal 2002, none of the executive officers received a salary increase or a cash bonus under the Company's bonus plans for them. Effective July 1, 2001, Robert Speizman's salary, upon his direction, was reduced to $370,042 and will be increased to his previous year's salary of $415,000, retroactive to the beginning of fiscal 2002, if certain profit levels are obtained for fiscal 2002. In connection with Bryan Speizman's resignation as an officer, Bryan Speizman's salary was reduced from $200,000 to $150,000 and he became eligible to receive sales commissions consistent with the Company's policy. During July 2000, in connection with his appointment as President of Wink Davis, Donald Mullen's salary was increased from $97,500 to $165,000.

     Annual Incentive Opportunities--Bonus Plans

         The Compensation Committee believes that the compensation of the Company's executive officers should be significantly influenced by the Company's financial performance and that the Company's consolidated income before taxes and before executive officer bonuses is an appropriate measure of such financial performance for purposes of executive officer incentive compensation determinations because it most nearly reflects the results of the diverse responsibilities and efforts of the Company's executive officers. The Compensation Committee further believes that providing significant opportunities for incentive compensation based on increases in such income focuses management's attention on this measure of the Company's financial performance. The Compensation Committee believes that the executive officer bonus plans reflect the Company's disappointing year as no bonuses were earned under either plan.

Long-Term Incentive Opportunities - Stock Option Plans

         To encourage a long-term focus by executive officers, the Company has historically provided incentives through its Nonqualified Stock Option Plan and Equity Compensation Plan which is administered by the Compensation Committee of the Board of Directors. The exercise price of the options granted to executive officers to date has been the fair market value of the Common Stock on the date of grant. As a result, the value of the options granted depends on stock price appreciation. The Compensation Committee believes that use of such equity-based incentives reinforces the identification of management with the long-term interests of the Company's stockholders and motivates management to improve the Company's performance. In fiscal 2001, the Compensation Committee granted options to purchase 45,000 shares of Common Stock to John Angelella in accordance with the terms of his employment offer letter.

     President

         Effective July 1, 2001, Robert Speizman's salary, upon his direction, was reduced to $370,042 and will be increased to his previous year's salary of $415,000, retroactive to the beginning of fiscal 2002, if certain profit levels are obtained for fiscal 2002.

                                            Compensation Committee
                                            ------------------------------------

                                            SCOTT LEA, CHAIRMAN
                                            WILLIAM GORELICK
                                            JON P. BRADY

Comparative Performance Graph

         The graph set forth below compares the cumulative total stockholder return on the Common Stock for the Company's last five fiscal years with the cumulative total return of companies listed on the CRSP Total Returns Index for Nasdaq Stock Market (U.S. and Foreign Companies) ("Nasdaq Market Index") and of the companies named below, including the Company, with the Standard Industrial Classification code 508, Wholesale Trade-Machinery, Equipment and Supplies that were included in the CRSP Total Returns Index for NASDAQ Stocks (U.S. and Foreign Companies) at any time during the five-year measurement period (the "Peer Group Index"). The comparison assumes the investment of $100 in the Common Stock, in the Nasdaq Market Index and in the Peer Group Index on June 28, 1996 and the reinvestment of all dividends (the Company paid no dividends during the periods shown). The stockholder return of each of the companies in the Peer Group Index has been weighed according to market capitalization at the beginning of each measurement period.

                 Comparison Of Five-Year Cumulative Total Return
                        Among Speizman Industries, Inc.,
                    Nasdaq Market Index and Peer Group Index
                         June 28, 1996 to June 30, 2001

                                    [GRAPHIC]






       -------------------------------------------------------------------------------------------------------------
       Symbol             Index Description          6/28/96    6/27.97    6/26/98    7/2/99     6/30/00    6/29/01
       ------             -----------------          -------    -------    -------    ------     -------    -------
       -----[X]           Speizman Industries,        100.0      119.4      113.9       80.6       70.8       26.7
                          Inc.
       -----*             Nasdaq Market Index         100.0      121.1      156.4      229.5      333.1      180.1
       -----.             Peer Group Index            100.0      109.9      121.5       98.9       95.0      117.7
       -------------------------------------------------------------------------------------------------------------

     NOTE: Since the Company's fiscal year-end is not a trading day, the preceding trading day was used for purposes of calculating the performance graph.

     The Peer Group Index consists of the following companies: American Aircarriers Support Incorporated, AVTEAM, Inc., Bio-logic Systems Corp., CTC Communications Corp., CTC Communications Group, Inc., China Resources Development, Inc., Computer Telephone Corp., Consolidated Stainless, Inc., DXP Enterprises, Inc., Dataflex Corp., Ezcony Interamerica, Inc., Hi-Rise Recycling Systems, Inc., Hirsch International Corp., IIC Industries, Inc., Industrial Holdings, Inc., Innovative Valve Tech., Inc., Jayark Corporation, Kaman, Corp., Kellstrom Industries, Inc., Lawson Products, Inc., Micro Bio-Medics, Inc., Micros-to-Mainframes, Inc., Nyer Medical Group, Inc., Officeland, Inc., PerfectData, Inc., Quality Systems, Inc., Speizman Industries, Inc., Stewart & Stevenson Services, Inc., Strategic Distribution Inc., Tech Data Corporation, TransNet Corporation, White Cap Industries, Inc. and Willis Lease Finance Corporation. With regard to the Peer Group Index, the capital stock of the Company's direct competitors is not publicly traded. As a result, there is no publicly available information concerning the total stockholder return for such competitors and they are not included in the Peer Group Index.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, the preceding Report of the Compensation Committee on Executive Compensation and the Comparative Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company leases its headquarters, located in Charlotte, North Carolina, consisting of 13.2 acres of land, office space of approximately 40,000 square feet and warehouse space of approximately 182,000 square feet, from Speizman Limited Liability Company ("SLLC"), a North Carolina limited liability company. SLLC is owned by Robert Speizman and his spouse and children, including Bryan and Mark Speizman. Under the lease agreement, which currently extends to May 2015, the Company has agreed to pay SLLC total monthly rent of approximately $88,000 and to be responsible for the costs of insurance, taxes and all maintenance, including structural maintenance, on the facility. During fiscal 2001, the Company paid SLLC rent on this facility of $1,055,174. In connection with the construction of this facility, in December 1999, the Company loaned $102,000 to SLLC. The principal amount of this loan bore interest at Bank of America's prime rate. The principal amount was repaid in full in April 2000 and accrued interest of $3,664 was paid in October 2000.

         In April 2000, the Company entered into a five-year lease for Charlotte, North Carolina office facilities for its laundry equipment and services operations with Speizman Limited Liability Company II ("SLLC II"), a limited liability company owned by Robert Speizman, his wife and their children, including Bryan and Mark Speizman. Under the terms of this lease agreement, the Company has agreed to pay monthly rent of approximately $6,500. During fiscal 2001, the Company made aggregate rental payments of $86,824 to SLLC II on this facility.

         The Company and Mr. Sklut are parties to a deferred compensation agreement under which the Company agreed to pay Mr. Sklut or his designated beneficiary 180 monthly payments of $8,648 commencing upon his retirement from the Company after he reached the age of 70. The Company originally entered into this agreement with Mr. Sklut in 1972. These payments commenced in December 1998 following Mr. Sklut's retirement from the Company after he reached the age of
70. The Company is a party to a trust agreement under which the Company agreed to maintain, and pay all premiums on, a life insurance policy and an annuity contract on Mr. Sklut. The trust owned and was the beneficiary under both the life insurance policy and annuity contract, and the trustee agreed to use the cash surrender value or proceeds, as the case may be, to make the required payments under the deferred compensation agreement. The trustee has converted the policy and the contract to cash and cash equivalents. In the event the available funds are not adequate to make such required payments, the deficiency will be paid by the Company to Mr. Sklut, and in the event such funds exceed the required payments, such excess will be paid by the trustee to the Company. Management believes that the available funds are adequate to make the required payments to Mr. Sklut under the deferred compensation agreement. Under the trust agreement, the trustee paid Mr. Sklut, who retired as the Company's Vice President-Finance in November 1998, $103,776 for fiscal 2001.

         The Company and Robert S. Speizman are parties to a redemption agreement dated May 31, 1974, as amended, that provides for the Company's redemption of the Common Stock owned by Mr. Speizman at his death. The agreement gives to Mr. Speizman's legal representatives the option, for a two-year period following his death, to require the Company to purchase such Common Stock at 95% of its "fair market value," as defined in the agreement, provided that the aggregate purchase price paid for Mr. Speizman's Common Stock may not exceed the excess of the proceeds of certain life insurance policies obtained by the Company remaining after repayment of any loans obtained by the Company under such insurance policies. The agreement provides that the Company will maintain life insurance on Mr. Speizman's life in the aggregate amount of $1.15 million to fund its obligations thereunder. The Company is the beneficiary of this policy. The Company paid aggregate premiums of approximately $15,192 in fiscal 2001 on these life insurance policies.

         Barry I. Speizman, who is a son of Robert Speizman, is also employed by the Company and, during fiscal 2001, received aggregate cash compensation from the Company of $50,938. From time to time during fiscal 2001, the Company paid certain personal expenses on behalf of Robert Speizman, Bryan Speizman, Mark Speizman and Barry Speizman. Interest accrued on amounts owed to the Company under these arrangements at 7% per annum. During fiscal 2001, the largest aggregate amount of such indebtedness outstanding, including accrued interest, was $325,858 owed by Robert Speizman as of October 2000, $21,118 owed by Bryan Speizman as of April 2001, $47,870 owed by Mark Speizman as of May 2001 and $3,719 owed by Barry Speizman as of May 2001. As of June 30, 2001, all amounts owing had been paid in full.

         The Company made an interest-free bridge loan in connection with his relocation in the principal amount of $112,000 to John Angelella in June 2000 which he repaid in full in December 2000.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, upon recommendation of the Audit Committee, appoints each year the firm that will serve as the Company's independent public accountants. The Board has appointed BDO Seidman, LLP, which firm served as independant public accountants for the Company during the past fiscal year, to serve as such accountants for the current fiscal year. Such appointment is not subject to ratification or other vote by the stockholders.

         A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

         Audit Fees. During the fiscal 2001, the aggregate fees billed by BDO Seidman, LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was $146,296.

         All Other Fees. During fiscal 2001, the aggregate fees billed by BDO Seidman, LLP for professional services other than audit fees was $93,417.

         Financial Information Systems Design or Implementation. BDO Seidman, LLP billed no fees to the Company during fiscal 2001 for financial information systems design or implementation.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and persons who own more than 10% of the outstanding shares of the Company's Common Stock file with the SEC certain reports relating to their ownership of Common Stock and changes in such ownership. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2001, all such Section 16(a) filing requirements were complied with.

                          DATE FOR RECEIPT OF PROPOSALS

         In order for stockholder proposals to be included in the proxy materials for the Company's annual meeting of stockholders for the year ending June 29, 2002, any such proposal must be received by the Company at its executive offices not later than ___________, 2002 and meet all other applicable requirements for inclusion therein.

                                 OTHER BUSINESS

         The Board of Directors is not aware of any other matter to come before the Annual Meeting. However, if any such matter does come before the Annual Meeting which requires a vote of the stockholders, it is the intention of the persons named in the enclosed proxy to vote the shares of Common Stock represented thereby in accordance with the recommendations of the Company's management and their judgment on such matter.

                           ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K for the year ended June 30, 2001 will be provided free of charge to stockholders upon written request directed to: Speizman Industries, Inc., P.O. Box 242108, Charlotte, North Carolina 28224, Attention: John C. Angelella, Secretary.

                                             By order of the Board of Directors,

                                             JOHN C. ANGELELLA
                                             Secretary

Charlotte, North Carolina
October ____, 2001

                                                                      APPENDIX A
                                                                      ----------

                            SPEIZMAN INDUSTRIES, INC.
                            ------------------------

                             AUDIT COMMITTEE CHARTER
                             -----------------------

A.       Purpose.
         -------

         There will be a committee of the Board of Directors known as the Audit Committee. The primary responsibilities of the committee are to:

         1. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

         2. Monitor the independence and performance of the Company's independent auditors and Chief Financial Officer.

         3. Provide an avenue of communication among the independent auditors, management, the Chief Financial Officer and the Board of Directors.

B.       Composition and Meetings.
         ------------------------

         1. Audit Committee members will meet the requirements of law and of The NASDAQ Stock Market, Inc. The Committee will be comprised of three or more directors as determined by the Board, each of whom will be independent non-executive directors, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee will have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee will have accounting or related financial management expertise.

         2. The Committee will meet at least twice a year, or more frequently as circum-stances dictate. The Chairman of the Committee will prepare or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the Chief Financial Officer, the independent auditors, and as a committee to discuss any matters that the Committee or its invitees believe should be discussed. In addition, the Committee, or at least its Chairman, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditor's limited review procedures.

C.       Duties and Responsibilities.
         ---------------------------

         1.     Review Procedures:
                -----------------

                1.1 Review and assess the adequacy of this Charter at least annually, and recommend amendments as conditions dictate.

                1.2 Review and discuss with management and the independent auditors the annual audited financial statements of the Company before filing or distribution, including any certification report, opinion or review rendered by the independent auditors.

                1.3 In consultation with the management, the independent auditors, and the Chief Financial Officer, consider the integrity of the financial reporting processes and controls of the Company. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the Chief Financial Officer, together with responses from management.

                1.4 Review with financial management and the independent auditors the quarterly financial results as promptly as possible before or concurrent with the filing or distribution. The Committee Chairman may represent the entire Committee for purposes of this review.

         2.       Independent Auditors:
                  --------------------

                  2.1 The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

                  2.2 Approve the fees and other significant compensation to be paid to the independent auditors.

                  2.3 The Audit Committee is responsible for ensuring receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the Company on an annual basis. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

                  2.4 Review the audit plan of the independent auditors -- discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

                  2.5 Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

                  2.6 Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         3.       Internal Audit and Legal Compliance:
                  -----------------------------------

                  3.1 Review the budget plan, changes in plan, activities, organizational structure, and qualifications of the internal audit system of the Company, as needed.

                  3.2 Review the appointment, performance, and replacement of the senior finance executive responsible for internal audit.

                  3.3 Review significant reports prepared by the senior internal audit executive together with management's response and follow-up to these reports.

                  3.4. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable law and regulations, and inquiries from regulators or government agencies.

         4.       Other Audit Committee Responsibilities:
                  --------------------------------------

                  4.1 Annually prepare a report to stockholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

                  4.2 Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

                  4.3 Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                  4.4 Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites. Annually review a summary of directors' and officers' related party transactions and potential conflicts of interest.

D.       Accountability.
         --------------

         1. The outside auditors will have ultimate accountability to the Board of Directors and the Committee, as representatives of the stockholders, and the Board of Directors will have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for stockholder approval in any proxy statement).

         2. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as any one in the organization. The Audit Committee has the ability to retain, at Company expense, special legal, accounting or other consultants or experts that it deems necessary in the performance of its duties.

         3. The Audit Committee is responsible for the duties set forth in this charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditors have the responsibility for auditing the financial statements. The review of the financial statements by the Audit Committee is not of the same quality as the audit performed by the independent auditors. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

                            SPEIZMAN INDUSTRIES, INC.
                 Proxy for Annual Meeting of Stockholders to be
                            Held on November 19, 2001

          This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on November 19, 2001 and the Proxy Statement and appoints Robert S. Speizman and John C. Angelella and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Speizman Industries, Inc. (the "Company"), which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on November 19, 2001 at 9:00 a.m. at the principal executive offices of the Company located at 701 Griffith Road, Charlotte, North Carolina, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted as follows:

1.  ELECTION OF DIRECTORS: [_]  FOR All Nominees  [_] WITHHOLD Authority           [_] WITHHOLD Authority
                                Listed Below          To Vote For All Nominees         To Vote For Those
                                                                                       Nominees Written in the
                                                                                       Space Provided Below;
                                                                                       and FOR All Other
                                                                                       Nominees

Nominees: Robert S. Speizman, William Gorelick, Scott C. Lea, Josef Sklut and Jon P. Brady.

INSTRUCTION--To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

_______________________________________________________________________________

2. To approve an amendment to the Company's Certificate of Incorporation, as amended, to reduce the number of authorized shares of Common Stock from 20,000,000 to 12,000,000.

               FOR [_]            AGAINST [_]            ABSTAIN [_]

3. The proxies are authorized to vote the shares represented by this proxy in accordance with their judgment on such other business as may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy, if signed and returned, will be voted FOR the election of the nominees named in
Item 1 and FOR Item 2.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officers. If a partnership, please sign in partnership name by authorized person.

                                  DATED:_________________________________ , 2001


                                  ______________________________________________
                                  Signature


                                  ______________________________________________
                                  Signature if held jointly

                                     PLEASE COMPLETE, SIGN, DATE AND RETURN THIS
                                         PROXY PROMPTLY IN THE ENCLOSED ENVELOPE